EXHIBIT V

     JOINT FILING AGREEMENT AMONG ANDLINGER CAPITAL XIII LLC, A CONNECTICUT
      LIMITED LIABILITY COMPANY, STEPHEN A. MAGIDA, GERHARD R. ANDLINGER,
                       CHARLES E. BALL, AND JOHN P. KEHOE

                  WHEREAS, in accordance with Rule 13d-1(f) under the Securities and Exchange Act of 1934 (the "Act"), only one joint statement and any amendments thereto need to be filed whenever one or more persons are required to file such a statement or any amendments thereto pursuant to Section 13(d) of the Act with respect to the same securities, provided that said persons agree in writing that such statement or amendments thereto is filed on behalf of each of them;

                  NOW, THEREFORE, the parties hereto agree as follows:

ANDLINGER CAPITAL XIII LLC, STEPHEN A. MAGIDA, GERHARD R. ANDLINGER, CHARLES E. BALL, AND JOHN P. KEHOE hereby agree, in accordance with Rule 13d-1(f) under the Act, to file a statement on Schedule 13D relating to their ownership of Common Stock of the Issuer and do hereby further agree that said statement shall be filed on behalf of each of them.

                                           ANDLINGER CAPITAL XIII LLC


Dated:  December 28, 1998                  By: /s/ Stephen A. Magida
                                               ---------------------
                                                    Name: Stephen A. Magida
                                                    Title: Manager


Dated:  December 28, 1998                  By: /s/ Stephen A. Magida
                                               ---------------------
                                                    Name: Stephen A. Magida


Dated:  December 28, 1998                  By: /s/ Gerhard R. Andlinger
                                               ------------------------
                                                    Name: Gerhard R. Andlinger


Dated:  December 28, 1998                  By: /s/ Charles E. Ball
                                               -------------------
                                                    Name: Charles E. Ball


Dated:  December 28, 1998                  By: /s/ John P. Kehoe
                                               -----------------
                                                    Name: John P. Kehoe